Exhibit 99.2

Trustmark

Fourth Quarter & Fiscal Year 2022 Financial Results

January 24, 2023

Forward–Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "seek," "continue," "could," "would," "future" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption "Risk Factors" in Trustmark's filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of recent heightened levels of inflation and the reactions of the FRB and other governmental departments and agencies in response thereto, the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Financial Highlights

Record loan growth, solid credit quality, and expanding net interest margin reflected in performance

Earnings Drivers

- Loans Held for Investment (HFI) increased $618.0 million, or 5.3%, linked-quarter and $2.0 billion, or 19.1%, year-over-year
- Deposits totaled $14.4 billion, up 0.1% from the prior quarter and down 4.3% year-over-year
- Investment securities totaled $3.5 billion, down $82.9 million, or 2.3%, linked-quarter as liquidity from maturing securities balances was deployed to fund loan growth

Profitable Revenue Generation

- Revenue totaled $191.8 million in the fourth quarter, up 1.6% linked-quarter; revenue totaled $699.9 million in 2022, an increase of $60.0 million, or 9.3%, from the prior year
- Net interest income (FTE) totaled $150.0 million in the fourth quarter, an increase of $11.0 million, or 7.9%, linked-quarter and $48.8 million, or 48.2%, year-over-year. In 2022, net interest income (FTE) totaled $507.1 million, up 17.9% from the prior year.
- Noninterest income totaled $45.2 million in the fourth quarter, representing 23.6% of total revenue. In 2022, noninterest income totaled $205.1 million and represented 29.3% of revenue.

Expense Management

- Total noninterest expense in the fourth quarter was $231.2 million; excluding the litigation settlement of $100.8 million, noninterest expense was $130.5 million, up $3.8 million, or 3.0%, from the prior quarter[1].
- Noninterest expense, excluding litigation settlement expense, totaled $502.5 million in 2022, an increase of 2.7% from the prior year[1].

Credit Quality

- Allowance for credit losses (ACL) represented 399.19% of nonaccrual loans, excluding individually evaluated loans at December 31, 2022
- Nonaccrual loans declined 2.9% in the fourth quarter and represented 0.53% of loans HFI and loans HFS
- Nonperforming assets declined 4.1% in the fourth quarter and increased 1.0% from the prior year

Capital Management

- Maintained strong capital levels with CET1 ratio of 9.74% and total risk-based capital ratio of 11.91%
- Trustmark did not repurchase any of its common shares in the fourth quarter. In 2022, Trustmark repurchased $24.6 million, or approximately 789 thousand shares of common stock. The Board previously authorized a new stock repurchase program in which up to $50.0 million of outstanding common shares may be acquired through December 31, 2023
- The Board of Directors declared quarterly cash dividend of $0.23 per share

At December 31, 2022	
Total Assets	$18.0 billion
Loans (HFI)	$12.2 billion
Total Deposits	$14.4 billion
Banking Centers	169

	As Reported Q4-22	Adjusted Q4-22[1]	As Reported 2022	Adjusted 2022[1]	Adjusted 2021[2]
Net Income ($ in millions)	($34.1)	$41.5	$71.9	$147.5	$156.6
EPS – Diluted	($0.56)	$0.68	$1.17	$2.40	$2.49
ROAA	(0.76%)	0.93%	0.41%	0.84%	0.92%
ROATE	(12.14%)	14.49%	6.00%	12.12%	11.45%
Dividends / Share	$0.23	$0.23	$0.92	$0.92	$0.92
TE/TA	6.27%	6.27%	6.27%	6.27%	7.86%

Source: Company reports

(1) Please refer to the Earnings Release dated January 24, 2023 and the Consolidated Financial Information, Note 1 - Litigation Settlement and Note 7 - Non-GAAP Financial Measures

(2) Please refer to the Earnings Release dated January 24, 2023 and Note 7 – Non-GAAP Financial Measures

Loans Held for Investment (LHFI) Portfolio

Focus on profitable, credit-disciplined loan growth continued

LHFI ($ in millions)[1]		Change	
	12/31/2022	LQ	Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 1,720	$ 72	$ 411
Secured by 1-4 family residential prop.	2,776	179	798
Secured by nonfarm, nonresidential prop.	3,279	72	302
Other real estate secured	743	149	16
Commercial and industrial loans	1,821	132	407
Consumer loans	166	3	7
State and other political subdivision loans	1,224	35	78
Other loans	476	(24)	(62)
Total LHFI	$ 12,204	$ 618	$ 1,956

Loan Portfolio Composition 12/31/22[1]



Other RE, 6%
Nonfarm-Nonres, 27%
C&I, 15%
Consumer, 1%
State & Other Political Sub. , 10%
Other, 4%
Construction, Land Dev, 14%
1-4 Residential, 23%

LHFI by Quarter



Dollar Change:
$10,248
$10,397
$10,945
$11,586
$12,204
$149
$548
$641
$618
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22

- Portfolio exhibits diversity by product type, geography, and industry
- Strong growth in the quarter while maintaining excellent credit quality
- Virtually no exposure to regulatory defined higher risk commercial and industrial outstandings and REITs

Source: Company reports
(1) Numbers and/or percentages may not sum due to rounding.

Trustmark

Real Estate Secured Loan Portfolio Detail

CRE Portfolio ($ in millions)	12/31/22	% of CRE Portfolio
Lots, Development and Unimproved Land	$ 321	7%
1-4 Family Construction	370	8%
Other Construction	1,029	23%
Total Construction, Land Development and Other Land Loans	**$ 1,720**	**39%**
Retail	343	8%
Offices	271	6%
Hotels/Motels	298	7%
Industrial	334	8%
Senior Living	391	9%
Other	374	8%
Total Non-owner Occupied & REITs	**$ 2,011**	**46%**
Multi-Family[(1)]	670	15%
Total CRE	**$ 4,401**	**100%**

Owner-Occupied NonFarm, NonResidential ($ in millions)	12/31/22	% of Owner-Occupied Portfolio
Offices	$ 165	13%
Retail	101	8%
Industrial Warehouses	175	14%
Health Care	131	10%
Convenience Stores	137	11%
Nursing Homes/Senior Living	237	19%
Other	322	25%
Total Owner-Occupied	**$ 1,268**	**100%**

- Focused on vertical construction with limited exposure to unimproved land and development
- Well-diversified product and geographical mix
- Relatively balanced between non-owner and owner-occupied portfolios
- Virtually no REIT outstanding ($4.0 million)
- 1-4 Residential portfolio is primarily comprised of 15 year or less mortgages and Hybrid ARMs

Source: Company reports
(1) Multi-Family is included in Other Real Estate Secured Loans in Financials

Commercial Loan Portfolio Detail

Commercial Portfolio ($ in millions)	12/31/22	% of Commercial Portfolio
Finance & Insurance	$ 282	12%
Manufacturing	245	11%
Construction	233	10%
Retail Trade	191	8%
Wholesale Trade	163	7%
Health Care & Social Assistance	161	7%
Real Estate & Rental & Leasing	153	7%
Professional, Scientific & Technical Services	151	7%
Transportation & Warehousing	146	6%
Information	105	5%
Utilities	90	4%
Arts, Entertainment & Recreation	69	3%
Other Services	66	3%
Administrative & Support & Waste Management	64	3%
Other	177	8%
Total	**$ 2,297**	**100%**

- Portfolio includes commercial, financial intermediaries, agriculture production and non-profits
- Well-diversified portfolio with no single category exceeding 12%
- Small energy book that has never been an area of focused growth
- Virtually no regulatory defined higher risk commercial and industrial outstanding ($19 million)

Source: Company reports

Allowance for Credit Losses

($ in millions)



$115
$7
-$2
$120
Net impact of quantitative changes resulting from loan growth and weaking macroeconomic forecast
Net impact of qualitative changes resulting from adjustments to the COVID-19 pandemic reserve, stagflation reserve, and nature and volume of the portfolio
ACL 9/30/22
ACL 12/31/22

Source: Company reports
Does not include allowance for off-balance sheet credit exposures
Totals may not foot due to rounding

Credit Risk Management

Solid asset quality metrics

- Allowance for credit losses represented 0.99% of loans HFI and 399.19% of nonaccrual loans, excluding individually analyzed loans
- Net charge-offs totaled $1.7 million in the fourth quarter and $920 thousand for the year
- Nonaccrual loans declined 2.9% in the fourth quarter and represented 0.53% of loans HFI and loans HFS
- Nonperforming assets declined 4.1% in the fourth quarter and increased 1.0% from the prior year

Nonperforming Assets[1]
(in millions)



$67
$5
$63
$68
$3
$64
$65
$3
$62
$71
$3
$68
$68
$2
$66
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Nonaccrual Loans
Other Real Estate

Allowance for Credit Losses/NPLs[2]



501%
484%
475%
466%
399%
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22

Source: Company reports
Note: Unless noted otherwise, credit metrics exclude PPP loans
(1) Totals may not foot due to rounding
(2) NPLs excludes individually analyzed loans

Trustmark

Attractive, Low-Cost Deposit Base

Deposits ($ in millions)	12/31/2022	Change LQ	Change Y-o-Y
Interest Checking	$ 5,163	$ 307	$ 186
Noninterest Bearing DDA	4,094	(265)	(677)
Time Deposits	1,288	196	90
Savings	1,305	(40)	44
MMDA	2,588	(186)	(292)
Total Deposits	**$ 14,438**	**$ 12**	**$ (650)**

Deposit Mix by Type 12/31/22[1] [2]



MMDA, 18%
Interest Checking, 36%
Savings, 9%
Time Deposits, 9%
Nonint.-Bearing DDA, 28%

Deposit Mix – Average Balance Q4-22[1]
($ in millions)



$14,839
$15,015
$14,966
$14,684
$14,429
32%
31%
31%
30%
29%
68%
69%
69%
70%
71%
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Interest-bearing
Noninterest-bearing

- Deposits totaled $14.4 billion at December 31, 2022, up $12.5 million, or 0.1%, linked-quarter and down $649.5 million, or 4.3%, year-over-year
- Cost of interest-bearing deposits in the fourth quarter totaled 0.71%, an increase of 51 basis points from the prior quarter

Source: Company reports
(1) Numbers and/or percentages may not foot due to rounding.
(2) Above does not include the daily sweep between low transaction interest checking to savings for regulatory purposes.

Trustmark

Income Statement Highlights – Net Interest Income



Net Interest Income – FTE(1)
($ in millions)
$101
$102
$116
$139
$150
$101
$102
$116
$139
$150
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Interest and Fees on PPP Loans
Net Interest Income (excl. Int. on PPP Loans)



Yields and Costs(2)
3.56%
3.58%
3.79%
4.48%
5.27%
2.53%
2.58%
2.90%
3.50%
3.66%
1.23%
1.38%
1.50%
1.63%
1.72%
0.19%
0.16%
0.17%
0.31%
1.03%
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Loan Yield
NIM
Securities Yield
Cost of IBL



Net Interest Margin
3.50%
0.68%
Asset Rate/Volume
-0.52%
Liability Rate/Volume
3.66%
3Q22 NIM
4Q22 NIM

- Net interest income (FTE) totaled $150.0 million, resulting in a net interest margin of 3.66% in the fourth quarter
- Drivers of continued expansion in net interest margin
  - Lag in realized deposit betas
  - Fed rate increases
  - Shift in earning asset mix

Source: Company reports
(1) Totals may not foot due to rounding
(2) Loan Yield includes LHFI & LHFS

Earning Asset Composition & Interest Rate Sensitivity

As of 12/31/22

Loans by Rate Index[1,2]



Book Balance: $12.3B
Yield[3]: 5.27%
Prime, 11%
Fixed, 44%
Variable (<= 1-month), 37%
Hybrid ARMs, 7%
Variable (> 1-month), 1%

Hedge Notional [4]



$825
$825
$663
$391
$70
3.10%
3.10%
3.16%
3.26%
3.23%
2023
2024
2025
2026
2027
Notional (Annual Avg)
Receive Fixed Rate (Annual Avg)

Change in NII to Immediate Shocks



1.7%
3.0%
3.3%
5.9%
5.0%
8.9%
+100 bps shock
+200 bps shock
+300 bps shock
Year 1
Year 2

- Substantial NII asset sensitivity is driven by loan portfolio mix with 49% variable rate
- Continued implementation of the cash flow hedging program to manage asset sensitivity
  - Added $150 million notional with a weighted average maturity (WAM) of 4.1 years and a weighted average receive fixed (WARF) rate of 3.64% during the fourth quarter
  - Total notional at year-end 2022 was $825 million with a WAM of 3.4 years and a WARF rate of 3.10%

(1) Loans include LHFI & LHFS
(2) Totals may not foot due to rounding
(3) Loan Yield includes LHFI & LHFS
(4) $ Millions

Income Statement Highlights – Noninterest Income

Noninterest Income ($ in millions) [1]					Change			
		Q4-22		2022		LQ		'21-'22
Service Charges on Deposit Accounts	$	11.2	$	42.2	$	(0.2)	$	8.9
Bank Card and Other Fees		8.2		36.1		(1.1)		1.4
Mortgage Banking, net		3.4		28.3		(3.5)		(35.4)
Insurance Commissions		12.0		53.7		(1.9)		5.2
Wealth Management		8.1		35.0		(0.7)		(0.2)
Other, net		2.3		9.8		(0.1)		3.3
Total Noninterest Income	$	45.2	$	205.1	$	(7.4)	$	(16.8)

Noninterest Income – Q4-22 [1]



Other, net, 5%
Wealth Management, 18%
Service Charges on Deposit Accounts, 25%
Insurance Commissions, 27%
Bank Card and Other Fees, 18%
Mortgage Banking, net, 8%

Noninterest Income[1]
($ in millions)



$51
$9
$8
$12
$12
$9
$1
$54
$10
$8
$10
$14
$9
$3
$53
$10
$10
$8
$14
$9
$2
$53
$11
$9
$7
$14
$9
$2
$45
$11
$8
$3
$12
$8
$2
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Service Charges on Deposit Accounts
Bank Card and Other Fees
Mortgage Banking, net
Insurance Commissions
Wealth Management
Other, net

Noninterest Income = 23.6% of Quarterly Revenue

- Noninterest income totaled $45.2 million in the fourth quarter, a decrease of $7.4 million linked-quarter. The link-quarter changes are due to lower mortgage banking revenue, a decline in bank card and other fees as well as a seasonal decline in insurance revenue. For the year ended 2022, noninterest income totaled $205.1 million, a $16.8 million decrease from the prior year. The year-over-year change is principally attributable to lower mortgage banking revenue.
- Insurance revenue totaled $12.0 million in the fourth quarter, down $1.9 million from the prior quarter due principally to seasonality. In 2022, insurance revenue totaled $53.7 million, up $5.2 million from the prior year.
- Service charges on deposit accounts totaled $11.2 million in the fourth quarter, down $156 thousand linked-quarter. In 2022, service charges on deposit accounts totaled $42.2 million, an increase of $8.9 million from the prior year.

Source: Company reports
(1) Totals may not foot due to rounding

Income Statement Highlights – Mortgage Banking

Mortgage Banking Income ($ in millions)								
		Q4-22		2022		Change LQ		'21-'22
Mortgage servicing income, net	$	6.6	$	26.3	$	(0.0)	$	0.8
Change in fair value-MSR from runoff		(3.0)		(14.0)		0.5		6.1
Gain on sales of loans, net		3.3		20.2		(1.3)		(35.8)
Mortgage banking income, excl. hedge	$	7.0	$	32.4	$	(0.8)	$	(28.9)
Net hedge ineffectiveness		(3.6)		(4.1)		(2.6)		(6.6)
Mortgage banking income, net	$	3.4	$	28.3	$	(3.5)	$	(35.4)

Mortgage Loan Production (1) ($ in millions)



$591
21%
79%
Q4-21
$544
20%
80%
Q1-22
$681
18%
82%
Q2-22
$508
18%
82%
Q3-22
$391
17%
83%
Q4-22
Purchase 71% 73% 84% 92% 92%
Refinance 29% 27% 16% 8% 8%
Retail
Wholesale

Mortgage Loan Production (1)(2) ($ in millions)



$591
27%
2.46%
73%
Q4-21
$544
29%
2.23%
71%
Q1-22
$681
49%
1.97%
51%
Q2-22
$508
53%
1.81%
47%
Q3-22
$391
54%
1.96%
46%
Q4-22
Loans Sold in Secondary Market
Loans Held on Balance Sheet
Gain on sale margin (3)

- Mortgage banking revenue totaled $3.4 million in the fourth quarter and totaled $28.3 million in 2022.
- Mortgage loan production in the fourth quarter totaled $390.8 million, down 23.1% linked-quarter. In 2022, mortgage loan production totaled $2.1 billion, a decrease of 24.2% from the prior year.
- Retail production represented 83% of volume, or $324.9 million, in the fourth quarter.

Source: Company reports
(1) Totals may not foot due to rounding
(2) Production includes Loans Available for Sale (AFS) and Portfolio
(3) Gain on Sale Margin excludes FAS 133 (Pipeline valuation adjustment)

Trustmark

Income Statement Highlights – Noninterest Expense

($ in millions) [1][2]	Q4-22	2022	Change LQ	Change '21-'22
Salaries & Benefits	$ 73.5	$ 287.4	$ 0.8	$ 8.9
Services & Fees	26.8	101.5	1.0	12.1
Net Occupany - premises	7.9	29.3	0.5	2.2
Equipment Expense	6.3	24.4	0.2	0.1
Other Adjusted Expense	15.4	55.7	1.9	3.7
Adjusted Noninterest Expense [2]	129.8	498.4	$ 4.3	$ 27.1
Other Real Estate Expense	0.0	1.2	(0.5)	(2.4)
Amoritzation of Intangibles	0.3	1.4	-	(0.9)
Charitable Contributions State Tax Cr	0.4	1.5	-	0.1
Litigation Settlement & Legal Fees	100.8	100.8	100.8	100.8
Other expenses	-	-	-	(10.7)
Other Noninterest Expense	101.5	104.9	100.3	86.9
Total Noninterest Expense	$ 231.2	$ 603.2	$ 104.5	$ 113.9

Noninterest Expense [1][2]
($ in millions)



$120
$118
$1
$122
$121
$1
$124
$122
$1
$127
$126
$1
$231
$102
$130
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Adjusted Noninterest Expense
Other Noninterest Expense

- Adjusted Noninterest Expense[2] totaled $129.8 million in the fourth quarter, up $4.3 million, or 3.4%, from the prior quarter.
  - Total noninterest expense in the fourth quarter was $231.2 million; excluding the litigation settlement expense of $100.8 million, noninterest expense was $130.5 million, up $3.8 million, or 3.0%, linked-quarter.
- For the fourth quarter, salaries and employee benefits expense totaled $73.5 million, an increase of $762 thousand, or 1.0%, from the prior quarter.
- Services & Fees in the fourth quarter totaled $26.8 million, a $964 thousand increase due to continued investments in technology and higher professional fees.

Adjusted Noninterest Expense [1][2]
($ in millions)



$118
$68
$23
$7
$7
$14
$121
$70
$25
$7
$6
$13
$122
$72
$25
$7
$6
$13
$126
$73
$26
$7
$6
$14
$130
$74
$27
$8
$6
$15
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
Salaries and Benefits
Services & Fees
Net Occupancy - Premises
Equipment Expense
Other Expense

Source: Company reports
(1) Totals may not foot due to rounding
(2) For Non-GAAP measures, please refer to the Earnings Release dated January 24, 2023 and the Consolidated Financial Information, Note 7 – Non-GAAP Financial Measures

Trustmark

Capital Management

Solid capital position reflects consistent profitability of diversified financial services businesses

- Capital position remained strong with a CET1 ratio of 9.74% and a total risk-based capital ratio of 11.91% at December 31, 2022
- Trustmark did not repurchase any of its common shares in the fourth quarter. In 2022, Trustmark repurchased $24.6 million, or approximately 789 thousand shares of its common stock. The Board of Directors previously authorized a new stock repurchase program under which up to $50 million of its outstanding common shares may be acquired through December 31, 2023. This authorization replaces the prior stock repurchase program, which expired December 31, 2022.
- Trustmark's Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2023, to shareholders of record on March 1, 2023

Capital Ratios(1)



7.86%
11.29%
13.55%
7.29%
11.23%
13.53%
7.23%
11.01%
13.26%
6.67%
10.63%
12.85%
6.27%
9.74%
11.91%
Q4-21
Q1-22
Q2-22
Q3-22
Q4-22
TCE/TA
CET1
Total Risk-Based Capital

Source: Company reports

(1) Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

2023 Outlook Commentary[1]

Balance Sheet	• Loans HFI balances expected to grow mid-to-high single digits • Securities balances expected to decline by high-single digits based on non-reinvestment of portfolio cash flows, subject to impact of changes in market interest rates on AOCI • Deposit balances expected to grow mid-single digits driven by promotional campaign activity
Net Interest Income	• NII expected to grow low-to mid single digits reflecting flat full year NIM based on current market implied forward interest rates
Credit	• Total provision for credit losses, including unfunded commitments, is dependent upon future loan growth and current macroeconomic forecast and is expected to be above 2022 levels • Net charge-offs requiring additional reserving are expected to be nominal based upon current economic outlook
Noninterest Income	• Insurance revenue expected to increase high-single digits with Wealth Management expected to increase mid-single digits • Mortgage Banking revenue expected to stabilize at prior year level • Service charges and bank card fees expected to remain stable, reflecting elimination of NSF fees and implementation of transactional de minimis levels on consumer checking accounts as previously announced as well as by reduced customer derivative activity
Noninterest Expense	• Noninterest expense expected to increase mid-single digits, reflecting inflationary pressures and subject to impact of commissions in mortgage, insurance, and wealth management businesses • FIT2GROW - Market Optimization, technology and vendor management initiatives to identify further process improvement and expense reduction opportunities
Capital	• Will continue disciplined approach to capital deployment with preference for organic loan growth, as well as potential M&A and opportunistic share repurchase • Will maintain a strong capital position; ample to implement corporate priorities/initiatives

Source: Company reports

(1) See Forward Looking Statement Disclosure on page 2 of this presentation for a discussion of factors that could affect management's expectations and results in future periods.

Trustmark Corporation

Who We Are

- Trustmark is a diversified financial services company headquartered in Jackson, MS, providing banking and financial solutions through offices in AL, FL, GA, MS, TN and TX
- Our vision is to be a premier financial services provider in our marketplace.
- Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals.

Our Footprint


Extended Commercial Trade Area
Banking Center States
LPO

Strategic Priorities to Enhance Shareholder Value

EFFICIENCY

Pursue efficiency opportunities through adoption of technology, redesign of workflows and workforce structure

GROWTH

Focus on profitable growth to increase EPS, enhance scale, benefit from favorable demographic trends in growth markets, and increase penetration across lines of business

INNOVATION

Invest in technology solutions and data analytics to drive customer engagement, inform sales practices, and aid in the development and enhancement of product or service offerings

RISK MANAGEMENT

Prioritize risk management throughout the organization by incorporating industry leading practices to comply with all applicable regulatory requirements

CULTURE

Adopt a mindset that embraces growth, innovation and efficiency while maintaining core values and sound risk management practices